Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Stone Ridge Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Stone Ridge Trust for the period ended April 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Stone Ridge Trust for the stated period.

/s/ Ross Stevens	/s/ Anthony Zuco
Ross Stevens President, Chief Executive Officer and Principal Executive Officer, Stone Ridge Trust	Anthony Zuco Treasurer, Principal Financial Officer, Chief Financial Officer and Chief Accounting Officer, Stone Ridge Trust

Dated: 7/3/18	Dated: 7/3/18

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Stone Ridge Trust for purposes of Section 18 of the Securities Exchange Act of 1934.